Exhibit 99.1

PERVASIVE SOFTWARE INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

You have been granted an Award of Restricted Stock pursuant to the following terms and conditions:

Name of Participant:	__________________________________________________

Total Number of Shares Granted:	________

Date of Grant:	_________, 200_

Vesting Commencement Date:	_________, 200_

Vesting Schedule:	[To be determined by the Administrator.]

By your signature and the signature of the Company’s representative below, you and the Company agree that these Shares are granted under and governed by the terms and conditions of the 2006 Equity Incentive Plan (the “Plan”) and also the Restricted Stock Agreement which is attached hereto as Appendix A and made a part of this document. Terms use and not otherwise defined herein or in the Restricted Stock Agreement shall have the respective meanings set forth in the Plan.

PARTICIPANT:	PERVASIVE SOFTWARE INC.

By:

Title:
Print Name

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

Payment for Shares	Payment of at least par value is required for the Shares you receive. Payment will be made in the form of future services that the Participant will provide to the Company.

Vesting	Except as provided in this Agreement or the Plan, the Shares awarded to the Participant will vest in accordance with the vesting provisions set forth in the Notice of Restricted Stock Award. In addition, the Shares vest if the following events occur:

•     In the event of a “Change in Control” (as defined in the Plan) while you are an Employee, Consultant or Director (collectively a “Service Provider”), and your employment or service is Involuntarily Terminated (as defined below) following the Change in Control then your vesting in the Shares will fully accelerate. Furthermore, if the Company does not assign its right to acquire Restricted Shares (as defined below) to the acquiring company you will vest in all Shares.

Except as provided above, no additional Shares vest after your service as an Employee, Consultant or Director of the Company or a Parent or Subsidiary of the Company has terminated for any reason.

For the purposes hereof, “Involuntary Termination” shall mean the termination of your status as a Service Provider that occurs by reason of:

(i) your involuntary dismissal or termination by the Company for reasons other than Misconduct (as defined below), or

(ii) your voluntary resignation following (A) a change in your position with the Company, a Parent or Subsidiary which materially reduces your level of responsibility as determined by the Administrator, (B) a reduction in your level of compensation (including base salary, and participation in bonus programs) by more than fifteen percent (15%) or (C) a relocation of your place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without your consent.

For the purposes hereof, “Misconduct” shall mean the commission by you of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by you of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by you adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the termination of your or another person’s status as a Service Provider of the Company (or any Parent or Subsidiary).

Shares Restricted	Unvested Shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares, except as provided in the next sentence. With the consent of the Compensation Committee of the Company’s Board of Directors, you may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. A transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture

If your status as a Service Provider of the Company or a Parent or Subsidiary of the Company terminates for any reason, then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to the Company. You hereby appoint the Company, or any escrow agent the Company may appoint, with full power of substitution, as your true and lawful attorney-in-fact with irrevocable power and authority in your name and on your behalf to take any action and execute all documents and instruments, including without limitation, stock powers which may be necessary to transfer the stock certificate or certificates evidencing such Restricted Shares to the Company upon the forfeiture of such Shares. You will receive no payment for Restricted Shares that are forfeited.

The Company determines when your service terminates for this purpose.

Death or Disability	If you die while this Award is outstanding, then the Shares shall become fully vested and exercisable by the person or persons who the Award is transferred pursuant to your beneficiary designation, or in the absence of such a designation, the personal representative of your estate or the person or persons whom the Award is transferred pursuant to your will or in accordance with the laws of descent and distribution. In the event you cease to be a Service Provider as a result of a Disability (as defined in the Plan) then vesting of the Shares shall cease as of the date of your termination as a Service Provider.

Market Stand-off	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. The Market Stand-Off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days following any underwritten offering. The Company will not transfer and will instruct its agents not to transfer the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of this Market Stand-Off agreement.

Stock Certificates	Your Restricted Shares will be held for you by the Company. The Company may deposit the certificate or certificates evidencing such Restricted Shares with an escrow agent designated by the Company. After Shares have vested, a stock certificate for those Shares will be released to you.

Voting Rights	You may vote your Shares even before they vest.

Withholding Taxes	No stock certificates will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of the Shares. These arrangements may include withholding Shares of Company stock that otherwise would be released to you when they vest. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount required to be withheld, (c)

delivering to the Company already vested and owned Shares having a fair market value equal to the amount required to be withheld, or (d) through any other lawful manner, including if permitted, the sale of a sufficient number of such Shares otherwise deliverable to you through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

Restrictions on Resale	By signing this Agreement, you agree not to sell any Shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a parent or subsidiary of the Company.

No Employment or Service Contract	Your award or this Agreement does not give you the right to continue to be employed or retained by the Company in any capacity for any period. Your award or this Agreement does not restrict in any way your rights or the rights of the Company to terminate your service at any time for any reason, with or without cause.

Rights as Stockholder	You will not have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agent or registrars, and delivered to you or any escrow agent appointed by the Company. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Texas (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE NOTICE OF RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF

THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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